UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2020

RED ROCK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37754	47-5081182
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 495-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered

Class A Common Stock, $0.01 par value	RRR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

Indenture

On February 7, 2020, Red Rock Resorts, Inc.’s consolidated subsidiary, Station Casinos LLC (the “Company”), issued $750 million aggregate principal amount of 4.500% Senior Notes due 2028 (the “Notes”) pursuant to an indenture, dated as of February 7, 2020 (the “Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee. Interest on the Notes will be paid every six months in arrears on February 15 and August 15, commencing August 15, 2020.

The Notes and the guarantees are the Company’s and the Guarantors’ general senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior debt and senior in right of payment to all of the Company’s and the Guarantors’ future subordinated debt. The Notes and the guarantees are effectively junior to any of the Company’s and the Guarantors’ existing and future debt that is secured by senior or prior liens on the collateral, including indebtedness under the Company’s existing credit facility and other secured debt permitted to be incurred pursuant to the terms of the indenture governing the Notes, to the extent of the value of the collateral securing such obligations. The Notes and the guarantees are structurally subordinated to all existing and future liabilities of the Company’s subsidiaries that do not guarantee the Notes.

On or after February 15, 2023, the Company may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on February 15 of the years indicated below:

Year	Percentage
2023	102.250%
2024	101.125%
2025 and thereafter	100.000%

If the Company experiences certain change of control events (as defined in the indenture governing the Notes), it must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to the applicable repurchase date.

If the Company sells assets under certain circumstances and does not use the proceeds for specified purposes, the Company must offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest to the applicable repurchase date.

The Indenture governing the Notes contains certain covenants limiting, among other things, the Company’s and its restricted subsidiaries’ ability and the ability of its subsidiaries (other than its unrestricted subsidiaries) to:

●	pay dividends or distributions (other than customary tax distributions) or make certain other restricted payments or investments;

●	incur or guarantee additional indebtedness or issue disqualified stock or create subordinated indebtedness that is not subordinated to the Notes or the guarantees;

●	create liens;

●	transfer and sell assets;

●	merge, consolidate, or sell, transfer or otherwise dispose of all or substantially all of our assets;

●	enter into certain transactions with affiliates;

●	engage in lines of business other than its core business and related businesses; and

●	create restrictions on dividends or other payments by our restricted subsidiaries.

These covenants are subject to a number of exceptions and qualifications as set forth in the Indenture governing the Notes. The Indenture governing the Notes also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to be declared due and payable.

The Company intends to use the net proceeds from the issuance of the Notes to (a) to repay a portion of the amounts outstanding under its senior secured credit facilities, (b) to pay fees and costs associated with the offering and (c) for general corporate purposes.

The foregoing description is qualified in its entirety by reference to the full text of the Indenture governing the Notes, filed as Exhibit 4.1 hereto and incorporated by reference herein.

Credit Facility Amendment

On February 7, 2020 (the “Sixth Amendment Effective Date”), the Company, Red Rock Resorts, Inc., Station Holdco LLC, the guarantor subsidiaries of the Company, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and the lenders party thereto entered into the Incremental Joinder Agreement No. 6 and Sixth Amendment to Credit Agreement (the “Amendment”) pursuant to which that certain Credit Agreement dated as of June 8, 2016 (as amended, restated, supplemented or otherwise modified prior to the Sixth Amendment Effective Date, the “Credit Agreement”) was amended to, among other things, (a) extend the maturity date under each of the term A loan facility and the revolving credit facility to February 7, 2025 and extend the maturity date under the term B loan facility to February 7, 2027; (b) increase the outstanding borrowing availability under the revolving credit facility to approximately $1.03 billion; (c) (i) reduce the applicable margin under the term B loan facility from 2.50% to 2.25%, (ii) reduce the LIBOR “floor” under the term B loan facility from 0.75% to 0.25% and (iii) provide for benchmark replacement mechanics in respect of the discontinuation of LIBOR; (d) increase the consolidated total leverage ratios at which the applicable margin under the term A loan facility and the revolving credit facility step-down from 3.50:1.00 to 4.00:1.00; (e) increase the consolidated total leverage ratios at which the applicable excess cash flow prepayment percentages under the term B loan facility step-down from 4.50:1.00 to 5.00:1.00 in case of the step-down from 50% to 25% and from 3.75:1.00 to 4.50:1.00 in the case of the step-down from 25% to 0%; (f) adjust the application, availability, calculation and sizing of certain covenants; and (g) modify the requirement that the Company maintain, throughout the term of the Credit Agreement (as amended by the Amendment) and measured at the end of each fiscal quarter, a maximum consolidated total leverage ratio of not more than (i) 6.50:1.00 for the first fiscal quarter ending after the Sixth Amendment Effective Date through the fiscal quarter ending December 31, 2021, (ii) 6.25:1.00 for the fiscal quarter ending March 31, 2022, (iii) 6.00:1.00 for the fiscal quarter ending June 30, 2022 and each fiscal quarter thereafter through and including the fiscal quarter ending September 30, 2022, (iv) 5.75:1.00 for the fiscal quarter ending December 31, 2022 and each fiscal quarter thereafter through and including the fiscal quarter ending March 31, 2023, (v) 5.50:1.00 for the fiscal quarter ending June 30, 2023 and each fiscal quarter thereafter through and including the fiscal quarter ending September 30, 2023 and (vi) 5.25:1.00 for the fiscal quarter ending December 31, 2023 and each fiscal quarter thereafter.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following material is being furnished as an exhibit to the Current Report on Form 8-K.

Exhibit Number	Description
4.1	Indenture dated as of February 7, 2020 among Station Casinos LLC, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1

Incremental Joinder Agreement No. 6 and Sixth Amendment to Credit Agreement dated as of February 7, 2020 among Station Casinos LLC, the guarantor subsidiaries party thereto, Red Rock Resorts, Inc., Station Holdco LLC, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Rock Resorts, Inc.

Date: February 7, 2020	By:	/s/ Stephen L. Cootey
Stephen L. Cootey
Executive Vice President, Chief Financial Officer and Treasurer